U.S. SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, DC 20549

                            FORM 12b-25

                    NOTIFICATION OF LATE FILING

                    Commission File No. 0-14453


  (Check One):  [ ] Form 10-K or Form 10-KSB   [ ] Form 11-K   [ ]
  Form 20-F
  [X] Form 10-Q or Form 10-QSB   [ ] Form N-SAR

  For Period Ended:  April 1, 2000

  [ ] Transition Report on Form 10-K or Form 10-KSB
  [ ] Transition Report on Form 20-F
  [ ] Transition Report on Form 11-K
  [ ] Transition Report on Form 10-Q or Form 10-QSB
  [ ] Transition Report on Form N-SAR

  For the Transition Period Ended:  Not Applicable

            Read attached instruction sheet before preparing form. Please print or type.

            Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

            If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates: Not Applicable

                               Part I
                       Registrant Information

  Full Name of Registrant:  National Real Estate Limited
  Partnership Income Properties

  Former Name if Applicable:  Not Applicable

               Address of Principal Executive Office (Street and Number):
               1155 Quail Court

               City, State and Zip Code:  Pewaukee,
               Wisconsin 53072-3703

                        Part II
                Rules 12b-25(b) and (c)

                         If the subject report could
               not be filed without unreasonable
               effort or expense and the registrant
               seeks relief pursuant to Rule
               12b-25(b), the following should be
               completed.  (Check box if appropriate)

                          (a) The reason described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;






                          (b)      The subject annual report, semiannual
                                   report, transition report on Form 10-K,
                                   Form 10-KSB, Form 20-F, Form 11-K or
                                   Form N-SAR, or portion thereof will be
                                   filed on or before the fifteenth calendar day following the prescribed due date;
                                   or the subject quarterly report or
                                   transition report on Form 10-Q portion
                                   thereof will be filed on or before the
                                   fifth calendar day following the
                                   prescribed due date; and (c) The
                                   accountant's statement or other exhibit
                                   required by Rule 12b-25(c) has been
                                   attached if applicable.

                       Part III
                       Narrative

                          State below in reasonable detail the reasons why
                     Form 10-K, 10-KSB, 11-K, 20-F, 10-Q, 10-QSB, N-SAR or
                     the transition report portion thereof could not be filed within the prescribed time period. (Attach extra sheets if needed.)

                          The registrant could not file its quarterly report
                     on Form 10-QSB for the quarter ended March 31, 1999 on the prescribed filing date for the following reasons:

                                   The schedule for the review of the
                                   financial statements was delayed.
                                   Due to a delay relating to the litigation note, the Partnership does not believe it can finalize the disclosure in its Form 10-QSB by the prescribed filing date.

                        Part IV
                   Other Information

                         (1) Name and telephone number of person to contact in regard to this notification:

               John Vishnevsky, General Partner
                         262-695-1400

                         (2)       Have all other periodic reports required
                          under section 13 or 15(d) of the Securities
                          Exchange Act of 1934 or section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s).

               [x] Yes   [ ] No

                         (3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

               [ ] Yes   [x] No

      National Real Estate Limited Partnership Income Properties has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.

                         Dated this 15th day of May, 2000.



NATIONAL REAL ESTATE LIMITED PARTNERSHIP INCOME PROPERTIES




BY
   ---------------------------------------
   John Vishnevsky, President and
   Chief Operating and Executive Officer
   National Development and Investment, Inc.
   Corporate General Partner